EXHIBIT 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of iHookup Social, Inc. (the “Issuer”) hereby certify that:

(1)
the quarterly report on Form 10- Q/A of the Issuer for the period ended September 30, 2014 fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Form 10- Q/A fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: November 17 , 2014

/s/ Robert Rositano, Jr.

Robert Rositano, Jr.
CEO, Secretary, and Director
(Principal Executive Officer)

/s/ Frank Garcia

Frank Garcia
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)